THIS WARRANT AND THE SECURITIES UNDERLYING THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS AND THE RULES AND REGULATIONS THEREUNDER.

GIGGLES ‘N HUGS, INC.

WARRANT

TO PURCHASE COMMON STOCK OF THE COMPANY

Warrant No. 2251-_______	Issue Date: March 25, 2017

FOR VALUE RECEIVED, GIGGLES ‘N HUGS, INC., a Nevada corporation (the “Company”), grants this warrant (the “Warrant”) with the following rights to _Tia Mowry_, and its permitted assigns, heirs, executors, and administrators (individually and collectively, the “Holder”), as of the date first written above (“Issue Date”).

Section 1. Grant.

The Holder is hereby granted the right (collectively, the “Purchase Rights”), in accordance with the terms and conditions of this Warrant, from the date hereof until the expiration of the “Exercise Period” (as defined below), to purchase from the Company that number of fully paid and non-assessable shares of the Company’s common stock (the “Common Stock”), set forth in Section 2 hereof, at the “Exercise Price” (as defined below), upon delivery of this Warrant to the Company with the Notice of Exercise form attached as Exhibit 1 hereto, duly executed, and upon tender of the Exercise Price for the shares of Common Stock to be purchased.

Section 2. Number of Shares of Common Stock Purchasable.

2.1 Subject to the other provisions of this Section 2, this Warrant entitles the Holder to purchase 150,000 shares and or warrants (the “Warrant Shares ) of the company’s common stock. The Warrant Agreement and the provisions thereof is attached as Exhibit [ 2 ] ( the services contract ) and shall be executed in connection with this Agreement. The warrants shall have cashless exercise provision.

2.2 In case prior to the expiration of the Purchase Rights by exercise or by the terms of this Warrant, the Company shall undertake any reclassification, forward stock split, reverse stock split, stock dividend, or any similar proportionately-applied change (collectively, a “Reclassification”) of outstanding shares of Common Stock (other than a change solely in, of, or from par value), the Holder shall thereafter be entitled, upon exercise of this Warrant for the same total consideration as presently required, to purchase the kind and amount of shares of stock and other securities and property receivable upon such Reclassification by a holder of the number of shares of Common Stock which this Warrant entitles the Holder hereof to purchase immediately prior to such Reclassification. Notice of any such Reclassification shall be given to the Holder pursuant to Section 12 hereof.

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2.3 In case prior to the expiration of the Purchase Rights by exercise or by the terms of this Warrant, the Company shall determine to consolidate or merge with, or convey all, or substantially all, of its property or assets to, any other corporation or corporations, or dissolve, liquidate, or wind up, then, as a condition precedent to such consolidation, merger, conveyance, dissolution, liquidation, or winding up, notice shall be given to the Holder pursuant to Section 12 hereof and lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive from the Company or the successor corporation, as the case may be, upon the basis and upon the terms and conditions specified in this Warrant, in lieu of the shares of Common Stock of the Company theretofore purchasable upon the exercise of the Purchase Rights, such shares of stock, securities, or assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock of the Company theretofore purchasable upon the exercise of the Purchase Rights had such consolidation, merger, conveyance, dissolution, liquidation, or winding up not taken place; and in any such event the rights of the Holder to an adjustment of the number of shares of Common Stock purchasable upon the exercise of the Purchase Rights as herein provided, shall continue and be preserved in respect of any stock or securities which the Holder becomes entitled to purchase.

Section 3. Exercise Period; Registration Statement Notice. The Purchase Rights represented hereby shall be exercisable in whole or in part from time to time after the date of issuance of this Warrant until 5:00 p.m. Pacific time on the ( 5th ) Fifth year anniversary of the Issue Date hereof (the “Exercise Period”).

Section 4. Exercise.

4.1 The Purchase Rights represented by this Warrant are exercisable upon the terms and conditions set forth herein at the option of the Holder in whole at any time and in part at any time and from time to time during the Exercise Period upon the delivery of the Notice of Exercise form attached hereto as Exhibit 1 to the Company with such notice duly executed and, except as otherwise set forth herein, upon payment in cash, wire transfer or bank cashier’s check of the Exercise Price. The Purchase Rights shall be deemed to have been exercised, and the Holder shall be deemed to have become a stockholder of record of the Company for the purposes of receiving dividends and for all other purposes whatsoever with respect to the shares of Common Stock so purchased, as of the date of delivery of such properly executed Notice of Exercise accompanied by proper tender of the Exercise Price at the office of the Company. As promptly as practicable on or after such date, and in any event within five (5) business days thereafter, the Company at its expense shall issue and deliver, or cause to be issued and delivered, to the person or persons entitled to receive the same, a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense shall execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

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Section 5. Exercise Price. The exercise price, subject to adjustment as provided in Section 2 and otherwise herein, shall be equal to $0.20 ( twenty cents ) per warrant.

Section 6. Company’s Warranties and Covenants as to Capital Stock. The Company has taken all action necessary and appropriate to properly authorize, reserve, and issue those shares of Common Stock issuable to the Holder pursuant to this Warrant including an authorization of issuance and setting of Exercise Price. The Common Stock deliverable on the exercise of the Purchase Rights represented hereby shall, when issued, be duly and validly issued, fully paid, and non-assessable. The Company shall at all times reserve and hold available sufficient shares of Common Stock to satisfy the Purchase Rights.

Section 7. Transfer; Compliance With Securities Laws; Registration.

7.1 The Purchase Rights shall be registered on the books of the Company, which shall be kept by it at its principal office for that purpose. This Warrant and the Common Stock issuable upon exercise of the Purchase Rights, may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee, including, if requested by the Company, an opinion of counsel satisfactory to the Company to the effect that the transfer or assignment is in compliance with applicable securities laws.

7.2 If the Company at any time proposes to register any of its securities under the 1933 Act, including under an S-1 Registration Statement or otherwise, it will give written notice to Holder, or his assigns, of its intention so to do. Upon the written request of Holder, or assigns, given within thirty (30) days after receipt of any such notice, the Company will use its best efforts to cause all shares underlying the conversion hereof to be registered under the 1933 Act (with the securities which the Company at the time propose to register). All expenses incurred by the Company in complying with this Section, including without limitation all registration and filing fees, listing fees, printing expenses, fees, and disbursements of all independent accountants, or counsel for the Company and the expense of any special audits incident to or required by any such registration and the expenses of complying with the securities or blue sky laws of any jurisdiction shall be paid by the Company.

Section 8. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock issuable upon the exercise of this Warrant or any portion thereof (and issuance of a replacement Warrant certificate in the event of partial exercise) shall be made without charge to the Holder hereof for any issue taxes or any other incidental expenses in respect of the issuance of such certificates to and in the name of the registered Holder of this Warrant, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant. Certificates will be issued in a name other than that of the Holder upon the request of a Holder and payment by the Holder of any applicable transfer taxes and compliance with all applicable securities laws and with all applicable provisions of this Warrant including but not limited to Section 7 hereof.

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Section 9. Exchange for Other Denominations. This Warrant is exchangeable for new certificates of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder in denominations designated by the Holder at the time of surrender. In the event of the purchase, at any time prior to the expiration of the Exercise Period, of less than all of the shares of Common Stock purchasable hereunder, the Company shall cancel this Warrant upon surrender thereof, and shall promptly execute and deliver to the Holder hereof a new warrant of like tenor and date for the balance of the shares purchasable hereunder.

Section 10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable and documented expenses incidental thereto, and upon surrender of this Warrant, if mutilated, the Company shall promptly make and deliver a new warrant of like tenor and date, in lieu of this Warrant and cancel this Warrant.

Section 11. Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by the Holder and his Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), does not exceed 4.99% (the “Maximum Percentage”) of the total number of then issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and his affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such person and his affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder and his affiliates (including, without limitation, any convertible notes or convertible preferred stock or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein; provided that in no event shall the aggregate number of shares beneficially owned by the Holder and his affiliates, calculated in accordance with Section 13(d) of the Exchange Act, exceed 9.99%). Except as set forth in the preceding sentence (other than the proviso thereto), for purposes of this paragraph (including the proviso in the immediately preceding sentence), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act; it being acknowledged by the Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith.

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Section 12. Notices Including Certificate of Company In Event of Adjustment.

(a) Whenever the number of shares purchasable hereunder or Exercise Price shall be adjusted pursuant to Section 2 hereof, the Company shall issue a certificate signed by its Chief Executive Officer or such other appropriate officer, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of shares purchasable hereunder or new Exercise Price after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

(b) All notices, requests, consents and demands required by this Warrant shall be in writing and shall be personally delivered or mailed, postage prepaid.

All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery with written verification of receipt.

Section 13. Miscellaneous. This Warrant shall not entitle the Holder to any of the rights of a stockholder of the Company. This Warrant shall be binding upon the Company’s successors. This Warrant shall be governed, construed, and enforced in accordance with the laws of the State of California. In case any provision of this Warrant shall be invalid, illegal, or unenforceable, or partially invalid, illegal, or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant shall any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge, or termination is sought. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

[Signature appears on following page.]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered on its behalf as of the Issue Date set forth above.

COMPANY:

GIGGLES ‘N HUGS, INC.

By:
Joey Parsi
Chief Executive Officer

HOLDER:

By:
Name:
Title:

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EXHIBIT 1

NOTICE OF EXERCISE PURSUANT TO

ATTACHED WARRANT

_______________, 20___

To: GIGGLES ‘N HUGS, INC.

(1) The undersigned, the Holder of record of the attached Warrant of GIGGLES ‘N HUGS, INC., hereby exercises the option granted by the Purchase Rights evidenced by the attached Warrant and hereby tenders payment of the Exercise Price as determined by the Warrant to purchase upon the terms set forth in such Warrant ________ shares of Common Stock, which constitutes all [or a portion] of the shares of Common Stock issued pursuant to the Purchase Rights represented by this Warrant of GIGGLES ‘N HUGS, INC. All capitalized terms used but not defined in this notice have the meanings assigned to such terms in the Warrant.

(2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that (a) the undersigned has complied with all terms and conditions of the Purchase Agreement as defined in the Warrant, including the requirement that the Holder is an “accredited” investor, (b) the shares of the Common Stock to be issued are being acquired solely for investment and solely for the account of the undersigned, (c) the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws, and (d) as required under the terms of the Purchase Agreement, the certificate or certificates representing said shares of Common Stock shall bear a restrictive legend prohibiting and restricting transfer of such shares except in compliance with applicable federal and state securities laws.

(3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

(4) Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned or in such other name as is specified below:

ATTEST:	HOLDER:

By:

Name:

Title:

(If certificates for Common Stock or new Warrants are requested in a name other than the undersigned, be advised that the delivery of the certificates and/or new Warrants will be delayed until the Company assures itself that such change is permitted under Section 7 of the Warrant that such change does not violate applicable federal and state securities laws.)

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